AMENDMENT TO LICENSE AGREEMENT

     THIS AMENDMENT TO LICENSE AGREEMENT ("Amendment") dated this 28th day of September, 2003, amending that certain License Agreement ("Agreement") entered into on the 30th day of March, 2001 between Thermoplastic Composite Designs, Inc., a Florida corporation ("Licensor"), having a business address of 7400 State Road, #46, Mims, Florida 32754, and Envirokare Composite Corp., a Delaware corporation, ("Licensee"), having a business address of 2255 W. Glades Road, Suite 112E, Boca Raton, Florida 33431.

     WHEREAS, Licensor and Licensee have entered into the Agreement referred to hereinabove to license certain technology during a period preceding a merger between the two parties and

     WHEREAS, Licensor and Licensee have entered into an Amendment to the Merger Agreement for the merger transaction extending the date of the closing and

     WHEREAS, Licensor and Licensee are desirous of amending the Agreement to extend its effective term to be consistent with and allow for closing of the merger agreement

     NOW THEREFORE in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

The Agreement shall be modified so that the paragraphs in the Agreement with the numbers referred to hereinbelow shall be deleted and the paragraphs with the same numbers set out in this Amendment to License Agreement shall be substituted therefore as follows:

                                    SECTION 8
                              TERM AND TERMINATION

     8.1 Term. This Agreement shall be effective from the date hereof and shall extend until the earlier to occur of:

          (a)  March 20, 2005;

          (b) the date the Merger (as such term is defined in the Merger Agreement) is consummated; or

          (c)  as otherwise terminated pursuant to this Section 8.


     The Agreement shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document. Except as expressly amended by this Amendment, the License Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, each of the parties has signed this Agreement or caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.


                                        Thermoplastic Composite Design, Inc.

                                        By: /s/ Dale Polk, Jr.
                                        ----------------------
                                        Name: Dale Polk, Jr.
                                        Title: Vice President


                                        Envirokare Composite Corp.

                                        By:  /s/ George Kazantzis
                                        -------------------------
                                        Name: George Kazantzis
                                        Title:  President